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Exhibit 24.2

POWER OF ATTORNEY

        I, James A. Lawrence, in respect of my position as a director of Physicians Formula Holdings, Inc., hereby constitute and appoint each of Craig D. Frances, Sonya T. Brown and Joseph J. Jaeger and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign or all amendments (including post-effective amendments) to Physicians Formula Holdings, Inc.'s Registration Statement on Form S-1, Registration No. 333-136913 and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ JAMES A. LAWRENCE James A. Lawrence	Date: October 16, 2006

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  Exhibit 24.2